Exhibit 10.11

EXECUTION VERSION

PURCHASE AGREEMENT

Dated as of April 24, 2013

by and between

COMMERCIAL CREDIT GROUP INC.,

as Originator,

and

CCG RECEIVABLES IV, LLC,

as Depositor

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Schedules

Schedule 1	Contract Schedule
Schedule 2	Originator Information
Schedule 3	Notice Information
Schedule 4	Name and Account Number of Lock-Box Bank and Lock-Box Account

Exhibits

Exhibit A	Form of Contract

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PURCHASE AGREEMENT

This PURCHASE AGREEMENT (as amended, supplemented otherwise modified and in effect from time to time, this “Agreement”), dated as of April 24, 2013, is entered into by and between CCG RECEIVABLES IV, LLC, a Delaware limited liability company (the “Depositor”) and COMMERCIAL CREDIT GROUP INC., a Delaware Corporation (the “Originator”).

WHEREAS, the Originator wishes to sell or contribute to the Depositor, and the Depositor desires to purchase from the Originator, all of the Originator’s right, title and interest in, to and under the Sold Assets.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Defined Terms. Capitalized terms used but not defined in this Agreement are defined in the Indenture or in the Sale and Servicing Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Originator Indemnities” has the meaning set forth in Section 7.1.

“Originator Indemnified Parties” has the meaning set forth in Section 7.1.

“Sale and Servicing Agreement” means that certain Sale and Servicing Agreement dated April 24, 2013, by and among Commercial Credit Group Inc., as Servicer and as Originator, CCG Receivables IV, LLC, as Depositor, CCG Receivables Trust 2013-1, as Issuer, Portfolio Financial Servicing Company, as the Back-Up Servicer, and U.S. Bank National Association, as the Indenture Trustee.

“Sold Assets” (a) the Pool Receivables listed and Related Security, (b) the Collections, (c) any security interest in the Equipment held by the Originator, (d) the rights to proceeds from casualty insurance policies covering the Equipment; (e) all present and future claims, demands, causes of actions in respect of the foregoing, and (f) all proceeds of the foregoing, sold or contributed by the Originator to the Depositor hereunder, together with the Related Security and proceeds relating thereto.

SECTION 1.2 Other Terms. All terms defined directly or by incorporation herein shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined herein, and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under, and shall be construed in accordance with, GAAP; (b) terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made) and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (h) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s successors and assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date.”

ARTICLE II

SALE AND PURCHASE OF RECEIVABLES

SECTION 2.1 Selection, Sale and Contribution of Receivables and other Sold Assets. On the terms and subject to the conditions set forth herein, the Originator does hereby sell, transfer, assign, set over and otherwise convey to the Depositor, without recourse (subject to the Originator’s obligations set forth herein) and the Depositor hereby purchases, all right, title and interest of the Originator in and to the Sold Assets, whether now owned or existing or hereafter acquired or arising or acquired as follows:

(a) The Pool Receivables sold and/or contributed pursuant to this Agreement will be Eligible Receivables as of the Closing Date. The Originator will insure that no such Eligible Receivable shall be subject to any adverse selection which could reasonably be expected to be unfavorable to the Depositor, the Issuer or the Indenture Trustee.

(b) The transfer of the Sold Assets pursuant to this Agreement shall be effective as of the Closing Date. On the Closing Date, the Originator will mark its computer files relating to such Sold Assets, together with its other related books and records, with a notification indicating that such Sold Assets have been sold or contributed, as the case may be, to the Depositor and are no longer assets of the Originator.

(c) The Related Security and any proceeds relating to any Pool Receivable which are received after the Cut-Off Date shall be sold or contributed at the same time as such Pool Receivable is sold or contributed hereunder, whether the applicable Related Security and proceeds exist at such time or arise or are acquired thereafter.

SECTION 2.2 Intent of the Parties; Grant of Security Interest.

(a) The Originator and the Depositor intend the transaction hereunder to be a true sale and contribution of the Sold Assets by the Originator to the Depositor for all purposes, providing the Depositor and its transferees with the full risks and benefits of ownership of the Sold Assets (such that the Sold Assets would not be property of the Originator’s estate in the event of the Originator’s bankruptcy).

(b) If, notwithstanding the intent of the parties or any other provision hereof, the Sold Assets conveyed hereunder are construed to constitute property of the Originator or such conveyance is not treated as a sale by the Originator to the Depositor for all purposes, then this Agreement also is intended by the parties to be, and hereby is, a security agreement within the meaning of the UCC; and the conveyance by the Originator provided for in this Agreement shall be treated as the Grant of, and the Originator hereby Grants, to the Depositor a security interest in, to and under all of the Originator’s right, title and interest in, to and under all the Sold Assets and all proceeds relating thereto, to secure the payment and performance of the Originator’s obligations under this Agreement and the other Transaction Documents or as may be determined in connection therewith by Applicable Law. Except with respect to Equipment with an aggregate invoiced cost of $25,000 or less, the Originator shall take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in, and not to constitute a sale of, the Sold Assets, such security interest would be deemed to be a perfected first priority security interest in favor of the Depositor (and its assignee) under Applicable Law and shall be maintained as such throughout the term of this Agreement.

(c) The Originator acknowledges that the Depositor will, pursuant to the Sale and Servicing Agreement sell or contribute the Sold Assets and its rights under this Agreement to the Issuer and the Issuer will, pursuant to the Indenture, assign and pledge the Sold Assets and its rights under this Agreement and certain other property and rights to the Indenture Trustee for the benefit of the Noteholders. The Originator consents to such, sale, assignment and pledge.

SECTION 2.3 No Recourse. Except as specifically provided in this Agreement, the purchase and sale of the Sold Assets under this Agreement shall be without recourse to the Originator.

ARTICLE III

CONSIDERATION AND PAYMENT

SECTION 3.1 Purchase Price. The purchase price for each Sold Asset therefor shall be not less than fair market value of such Sold Asset. The Depositor shall pay the Originator the purchase price with respect to each Receivable and the Related Security by transfer of funds, to the extent that the Depositor has received funds available for that purpose pursuant to the Sale and Servicing Agreement. If the Depositor did not receive sufficient funds to pay the purchase price for any Sold Assets, the remaining Sold Assets, to the extent the purchase price therefor is not paid in full, shall be deemed to have been transferred by the Originator to the Depositor as a capital contribution, in return for an increase in the value of the equity interest of the Depositor held by the Originator.

SECTION 3.2 Substitution of Receivables. The Originator may substitute a Pool Receivable with a new Receivable pursuant to Section 3.3 of the Sale and Servicing Agreement.

ARTICLE IV

ADMINISTRATION

SECTION 4.1 Breach of Representations. If any of the representations or warranties of the Originator set forth in Section 5.2(II) was untrue as of the Closing Date with respect to any Pool Receivable which materially and adversely affects the interests of the Issuer and the Noteholders in such Pool Receivable, the Originator shall pay to the Issuer, on behalf of the Depositor, in immediately available funds an amount equal to the entire Repurchase Price of such Pool Receivable as provided in Section 5.4.

SECTION 4.2 Actions Evidencing Purchases.

(a) Except with respect to Equipment with an aggregate invoiced cost of $25,000 or less, the Originator agrees that from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action that the Depositor, its assignee or transferee may reasonably request in order to perfect, protect or more fully evidence the purchases hereunder. Without limiting the generality of the foregoing and in addition to the requirements of Section 2.2(b), the Originator shall, upon the request of the Depositor, its assignee or transferee execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

(b) The Originator hereby authorizes the Depositor or its assignee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all the Sold Assets now existing or hereafter arising in the name of the Originator.

SECTION 4.3 Power of Attorney.

(a) The Originator hereby irrevocably appoints the Depositor and its assigns as its attorney-in-fact with right of substitution so that the Depositor and its assigns or any Person designated by the Depositor or its assigns shall be authorized, without need of further authorization from the Originator to take any action and to execute any instrument that the Depositor or its assigns (or such designee) may be directed to take or may be necessary or advisable to accomplish the transfer of the Sold Assets pursuant to this Agreement, including to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Sold Assets, to receive, endorse and collect any drafts or other documents in connection therewith, and to file any claims or take any action or institute any proceedings that the Depositor or its assigns (or such designee) may deem to be necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of, or to perform any obligations or enforce any rights of the Originator in respect of, the Sold Assets.

(b) The Originator hereby confirms and ratifies any and all actions taken by the Depositor or its assigns or any other Person empowered by the Depositor or its assigns as such Person’s attorney-in-fact pursuant to the powers granted hereunder.

(c) This special power of attorney shall be deemed coupled with an interest and cannot be revoked by the Originator until the Notes are finally and fully paid and performed; it being understood and agreed that assignees of the Depositor, other than the Servicer, shall not exercise the powers granted under this Section 4.3 except during the existence of a Default or Event of Default.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.1 Mutual Representations and Warranties. Each of the Originator (for the benefit of the Depositor and its assignees) and the Depositor represents and warrants to the other that on the Closing Date and on the date of the execution and delivery of this Agreement:

(a) Corporate Existence and Power. It (i) is a corporation (with respect to the Originator) or a limited liability company (with respect to the Depositor) duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization as specified in the preamble herein, (ii) is not organized under the Laws of any other jurisdiction or governmental authority, (iii) has all corporate or limited liability company power and all licenses, authorizations, consents and approvals of all Official Bodies required to own or lease its properties and to carry on its business in each jurisdiction in which its business is now and proposed to be conducted (except where the failure to have any such licenses, authorizations, consents and approvals would not individually or in the aggregate have a Material Adverse Effect) and (iv) is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business or ownership or lease of its properties requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b) Due Authorization; Contravention. The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party (i) are within its corporate or limited liability company powers, (ii) have been duly authorized by all necessary corporate, shareholder, or limited liability company action, as the case may be, (iii) require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 4.2), (iv) do not contravene, conflict with or constitute a default under (A) its organizational documents, (B) any Law applicable to it, (C) any material contractual restriction binding on or affecting it or its property or (D) any order, writ, judgment, award, injunction, decree or other instrument binding on or affecting it or its property, and (v) will not result in the creation or imposition of any Lien (other than Permitted Liens created under the Transaction Documents) upon or with respect to its property, except as contemplated hereby and by the Transaction Documents, which could reasonably be expected to have a Material Adverse Effect.

(c) Binding Effect. Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered and, upon payment of the purchase price as set forth herein, shall constitute the legal, valid and binding obligation of it, enforceable against it in accordance with the respective terms of such agreement, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and to general principles of equity; regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 5.2 The Originator’s Additional Representations and Warranties. The Originator represents and warrants to the Depositor as of the Closing Date and on the date of the execution and delivery of this Agreement, on which the Depositor is relying on in acquiring the Pool Receivables and which will survive the sale of the Pool Receivables to the Depositor, the sale of the Pool Receivables to the Issuer pursuant to the Sale and Servicing Agreement and pledge thereof to the Indenture Trustee pursuant to the Indenture:

(I) General Representations

(a) Accuracy of Information. All written information heretofore furnished by the Originator to the Depositor (or its assignee) in connection with this Agreement or any transaction contemplated hereby is true, complete and accurate in every material respect, on the date such information is stated or certified, and such information shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading.

(b) Tax Status; Sale Treatment. The Originator (i) has filed all tax returns (federal, state and local) required to be filed, (ii) has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges (except for taxes, assessments or other governmental charges that are being contested in good faith by the Originator through appropriate proceedings and with respect to which adequate reserves have been maintained in accordance with GAAP), and (iii) will not account for the sale of the Sold Assets pursuant to this Agreement other than as a sale by the Originator to the Depositor (except to the extent otherwise required for United States federal income tax purposes under the Internal Revenue Code or by the application of consolidated financial reporting principles under GAAP). No tax lien has been filed and to the Originator’s knowledge, no tax lien claim is being asserted against any of its properties which could reasonably be expected to have a Material Adverse Effect.

(c) Action, Suits. The Originator is not in violation of any order of any Official Body or arbitrator. There are no actions, suits, litigation, investigations or proceedings pending, or to the knowledge of the Originator threatened, against or affecting the Originator or any Affiliate of the Originator or their respective properties, in or before any Official Body or arbitrator which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(d) Use of Proceeds. No proceeds of any sale or contribution hereunder shall be used by the Originator (i) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, (ii) to acquire any equity security of a class which is registered pursuant to Section 12 of such act or (iii) for any other purpose that violates applicable Law, including Regulations T, U or X of the Federal Reserve Board.

(e) Principal Place of Business; Chief Executive Office; Location of Records. The Originator is a corporation duly organized under the laws of the state of Delaware. The principal place of business and chief executive office of the Originator and the offices where the Originator keeps all its Records relating to the Pool Receivables, are located at the address(es) described on Schedule 3 or such other locations notified to the Depositor in accordance with the terms of this Agreement.

(f) Subsidiaries; Tradenames, Etc. (i) As of the Closing Date, the Originator has only the Subsidiaries and divisions listed on Schedule 2 (which Schedule may be updated from time to time by notice from the Originator to the Depositor), and (ii) the Originator has, within the last five (5) years, operated only under the tradenames identified on Schedule 2, and, within the last five (5) years, has not changed its name other than the tradenames identified on Schedule 2, merged with or into or consolidated with any other Person or been the subject of any proceeding under the Bankruptcy Code. Schedule 2 also lists the correct Federal Employer Identification Number of the Originator.

(g) Not an Investment Company. The Originator is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, or is exempt from all provisions of such act.

(h) ERISA. Neither the Originator nor any ERISA Affiliate (i) maintains any “pension plan” (as defined in Section 3(2) of ERISA) or (ii) contributes to any “multiemployer plan” (as defined in Sections 3(37) and 4001(a)(3) of ERISA).

(i) Lock-Box Accounts. All Obligors in respect of Pool Receivables sold or contributed hereunder have been instructed as of the Closing Date to make payment to a Lock-Box Account. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at the Lock-Box Banks, are specified on Schedule 4, as updated by the Originator from time to time by notice from the Originator to the Depositor. The Originator shall at all times have the ability to identify and segregate, in accordance with the terms of the Lock-Box Intercreditor Agreement, all of the Collections from other funds on deposit in the Lock-Box Account and cause the same to be deposited into the Collection Account within five (5) Business Days after receipt of such Collections.

(j) Bulk Sales. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(k) Nonconsolidation. The Originator has taken and will continue to take all actions required to maintain the Depositor’s status as a separate legal entity, including, without limitation, (i) not holding the Depositor out to third parties as other than an entity with assets and liabilities distinct from the Originator and the Originator’s other Subsidiaries; (ii) other than by reason of owning the membership interest of the Depositor, not holding itself out to be responsible for any decisions or actions relating to the Depositor (except for decisions or actions as a member); (iii) preparing unaudited separate financial statements for the Depositor (which may be consolidated with the Originator); (iv) taking such other actions as are necessary on its part to ensure that all procedures required by its and the Depositor’s certificate of formation and limited liability company agreement, respectively, are duly and validly taken; (v) keeping correct and complete records and books of account and minutes; and (vi) not acting in any manner that could foreseeably materially mislead others with respect to the Depositor’s separate identity. In addition to the foregoing, the Originator has taken and will continue to take all necessary actions so that:

(A) the Originator shall maintain corporate records and books of account and corporate minutes separate from those of the Depositor;

(B) the Originator shall maintain an arm’s-length relationship with the Depositor and shall not hold itself out as being liable for any Indebtedness of the Depositor (other than certain indemnification obligations of the Depositor provided herein);

(C) the Originator shall keep its assets and its liabilities wholly separate from those of the Depositor (except with respect to any commingled Collections to the extent permitted under this Agreement, the Sale and Servicing Agreement or the Indenture);

(D) the Originator shall at all times limit its transactions with the Depositor only to those expressly permitted hereunder or under any other Transaction Document; and

(E) the Originator shall comply with (and cause to be true and correct) each of the facts and assumptions relating to the Originator contained in the opinion of Katten Muchin Rosenman LLP delivered pursuant to the terms of the Transaction Documents.

(l) Preference; Voidability. The Depositor shall have given reasonably equivalent value to the Originator in consideration for the sale to the Depositor of the Sold Assets from the Originator, and such sale shall not have been made for or on account of an antecedent debt owed by the Originator to the Depositor and no such sale is or may be voidable under any section of the Bankruptcy Code.

(m) Compliance with Law. The Originator has complied with all Applicable Laws to which it may be subject, (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) except where the failure to comply would not have a Material Adverse Effect.

(n) Representations and Warranties in other Transaction Documents. Each of the representations and warranties made by the Originator contained in the Transaction Documents (other than this Agreement) is true, complete and correct in all respects and it hereby makes each such representation and warranty to, and for the benefit of, the Depositor as if the same were set forth in full herein.

(o) Solvency. The Originator was not insolvent at the time of, and did not become insolvent as a result of, the transfer of the Sold Assets to the Depositor as contemplated hereunder.

(p) Schedule of Pool Receivables. The schedule of Pool Receivables listed on Schedule 1 hereto is true and correct as of the date hereof.

(II) Representations With Respect to the Pool Receivables.

(a) Good Title; Perfection.

(i) Immediately preceding the sale or contribution hereunder, the Originator held good, indefeasible and marketable title to, was the sole owner of all of the Sold Assets, free and clear of all Liens (other than any Permitted Liens). This Agreement constitutes a valid sale, transfer and assignment of the Sold Assets to the Depositor from the Originator and, upon the purchase or contribution, as the case may be, hereunder the Depositor shall acquire a valid, enforceable and perfected ownership interest in the Sold Assets free and clear of any Lien (other than any Permitted Liens and Equipment with an aggregate invoiced cost of $25,000 or less).

(ii) Notwithstanding the immediately preceding sentence, if the conveyance by the Originator to the Depositor of the Sold Assets hereunder were construed not to be a sale or contribution, this Agreement creates a valid security interest in favor of the Depositor (and its assignee) in the Sold Assets consisting of all the Pool Receivables sold hereunder, the Related Security, the related Equipment and the proceeds relating thereto, free and clear of all Liens (other than Permitted Liens) (provided, however, that no representation is made herein with respect to creation or perfection of any security interest in goods or other assets pledged by an Obligor other than Equipment with an aggregate invoiced cost of more than $25,000); all financing statements and other documents required to be recorded or filed in order to perfect the security interest of the Depositor in the Sold Assets have been filed, and the Depositor (and its assignee) has, subject to Permitted Liens, a perfected first priority security interest in all the Sold Assets sold hereunder, and the proceeds relating thereto, free and clear of all Liens (other than the Permitted Liens).

(b) Nature of Pool Receivables. Each Pool Receivable will be an Eligible Receivable as of the Closing Date. As of the Closing Date, (i) the Originator has no knowledge of any fact that would cause it or should have caused it to expect any payments on such Pool Receivable will not be paid in full when due or that is reasonably likely to cause or result in any Material Adverse Effect on the Issuer or the Noteholders in respect of such Pool Receivable and (ii) to the extent that the first Scheduled Payment of a Pool Receivable is due on or after the Cut-Off Date, the first Scheduled Payment of such Pool Receivable is not more than 31 days late. In the event of a prepayment of a Pool Receivable, there is no obligation to rebate money to the related Obligor.

(c) Perfection Representations. The Originator is the sole owner of all of the Pool Receivables sold hereunder listed in Schedule 1 free and clear of all Liens (other than Permitted Liens). The Originator further represents:

(i) General.

(A) The Pool Receivables sold hereunder constitute “accounts,” “instruments,” “general intangibles,” or “tangible chattel paper” within the meaning of the UCC.

(B) The Originator has taken all steps or commenced procedures necessary in each jurisdiction in which the Pool Receivables were originated to perfect its security interest against the Obligors in the Equipment securing the Pool Receivables sold hereunder; provided, however, that the security interest in Equipment with an aggregate invoiced cost of $25,000 or less may not be perfected.

(C) The Originator has received all consents and approvals required by the terms of the Pool Receivables to the sale or contribution to, or pledge of a security interest in the Pool Receivables to, the Depositor.

(ii) Creation. The Originator owns and has good and marketable title to the Sold Assets immediately prior to the sale or contribution or pledge thereof in accordance with the terms of this Agreement free and clear of any Lien, claim or encumbrance of any Person, excepting other Permitted Liens and liens for taxes, assessments or similar governmental charges or levies that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a Lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

(iii) Perfection. The Originator has caused or commenced procedures for the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the sale and/or contribution of the Sold Assets from the Originator to the Depositor; provided, however, that the security interest in Equipment with an aggregate invoiced cost of $25,000 or less may not be perfected.

(iv) Priority.

(A) Other than the transfer of the Sold Assets to the Depositor hereunder, the Originator has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Sold Assets. The Originator has not authorized the filing of, nor is aware of any financing statements against the Originator that include a description of collateral covering the Sold Assets transferred hereunder other than any financing statement relating to the transfer of the Sold Assets hereunder or that has been or is being terminated in connection with the execution of this Agreement. The Originator is not aware of any judgment or tax lien filings against it.

(B) With respect to Sold Assets which constitute “tangible chattel paper” or “instruments” within the meaning of the UCC, the Originator has delivered to the Custodian all original copies of the instruments that constitute or evidence the Sold Assets transferred hereunder. The Contracts and instruments that constitute or evidence the Sold Assets do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Depositor.

(v) Survival of Perfection Representations. Notwithstanding any other provision of this Agreement or any other Transaction Document, the perfection representations contained in this Section 5.2(II)(c) shall be continuing, and remain in full force and effect until the occurrence of the Final Payment Date.

(vi) No Waiver. The Originator (A) shall not, without obtaining the prior written consent of the Indenture Trustee waive any of these perfection representations; (B) shall provide the Depositor, the Issuer and the Indenture Trustee with prompt written notice of any breach of these perfection representations, and (C) shall not, without obtaining the prior written consent of the Depositor, the Issuer and the Indenture Trustee (acting at the direction of the Noteholders) waive a breach of any of these perfection representations.

SECTION 5.3 Notice of Breach. Upon discovery by the Originator of a breach of any of the foregoing representations and warranties, the Originator shall give prompt written notice to the Depositor and the Indenture Trustee of such discovery; provided, however, that failure of the Originator to give such notice shall not relieve the Originator of liability for such breach.

SECTION 5.4 Repurchases.

(a) If a Responsible Officer of the Originator has actual knowledge, or receives written notice, of a breach of the representations or warranties made by the Originator pursuant to Sections 5.2(II) with respect to any Pool Receivable that materially and adversely affects the interests of the Issuer or the Noteholders in such Pool Receivable and such breach has not been cured in all material respects by the last day of the second full Collection Period (or, at the Originator’s option, the first full Collection Period) after the Responsible Officer obtains actual knowledge or is notified of such breach, the Originator will repurchase such Pool Receivable from the Depositor by remitting (or causing to be remitted) an amount equal to the Repurchase Amount for such Receivable to the Collection Account on the Business Day preceding the Payment Date after such Collection Period.

(b) The sole remedy for a breach of the representations and warranties of the Originator contained in Section 5.2(II) is to require the Originator to repurchase such materially and adversely affected Pool Receivable. None of the Servicer, the Owner Trustee, the Indenture Trustee or the Depositor will have any duty to conduct an investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 5.4.

(c) When the Repurchase Amount is included in Available Amounts for a Payment Date, the Depositor will without further action, be deemed to have sold and assigned to the Originator as of the last day of the second preceding Collection Period all of the Depositor’s right, title and interest in and to the Pool Receivable repurchased by the Originator pursuant to Section 5.4(a) and security and documents relating to such Pool Receivable. Such sale will not require any action by the Depositor and will be without recourse, representation or warranty by the Depositor except the representation that the Depositor owns such Pool Receivable free and clear of any Liens other than Permitted Lien. Upon such sale, the Servicer will mark its computer records to indicate that such Receivable is no longer a Pool Receivable and take any action necessary or appropriate to evidence the sale of such Receivable, free from any Lien of the Depositor, the Issuer or the Indenture Trustee.

ARTICLE VI

AFFIRMATIVE COVENANTS

SECTION 6.1 Affirmative Covenants of the Depositor. At all times from the Closing Date to and including the Final Payment Date, the Depositor agrees solely as to itself that it will not take any action that is inconsistent with the terms of this Agreement or the Sale and Servicing Agreement.

SECTION 6.2 Affirmative Covenants of the Originator. At all times prior to the Final Payment Date, the Originator, for the benefit of the Depositor and its assignees, shall do each of the following:

(a) Conduct of Business; Ownership. The Originator shall carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where failure to so comply would not have a Material Adverse Effect. The Depositor shall at all times be a wholly-owned Subsidiary of the Originator;

(b) Compliance with Laws, Etc. The Originator shall comply with all Laws to which it or its properties may be subject and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except where failure to so comply, preserve or maintain would not have a Material Adverse Effect;

(c) Inspection of Records. The Originator shall at any time during regular business hours, upon reasonable notice, as requested, permit the Depositor or its appointees (including, without limitation, the Issuer or the Indenture Trustee on behalf of the Noteholders, and its appointees and designees) to (i) examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Pool Receivables or other Collateral or (ii) visit the offices and properties of the Issuer for the purpose of examining such materials described in clause (i), and to discuss matters relating to the Collateral or the Originator’s performance hereunder, under the Pool Receivables and under the other Transaction Documents to which such Person is a party with any of the officers, directors, or in the presence of an officer, employees or independent public accountants, of the Issuer, having knowledge of such matters. Prior to the occurrence of an Event of Default, such audits shall be limited to one audit per calendar year and all expenses related to such audit shall be borne by the party conducting the audit.

(d) Notice of the Depositor’s and Indenture Trustee’s Interest. In the event that the Originator sells or otherwise transfers any interest in accounts receivable or any other financial assets (other than as contemplated by the Transaction Documents), any computer tapes or files or other documents or instruments provided by the Originator in connection with any such sale or transfer shall, to the extent that such computer tapes, files or other documents or instruments contain any references to the Sold Assets, disclose the Depositor’s ownership of the Sold Assets and the Indenture Trustee’s security interest therein;

(e) Sale Treatment. The Originator shall not account for, or otherwise treat, the transactions contemplated herein in any manner other than as a sale of the Sold Assets by the Originator to the Depositor (except to the extent otherwise required (i) for United States federal income tax purposes under the Internal Revenue Code or (ii) by the application of consolidated financial reporting principles under GAAP);

(f) Protection of Security Interest of the Depositor and the Indenture Trustee. The Originator agrees that it shall, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Depositor may reasonably request in order to perfect or protect the Depositor’s security interest in the Sold Assets (other than Equipment with an aggregate invoiced cost of $25,000 or less) or to enable the Depositor to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Originator shall, upon the request of the Depositor (i) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as otherwise permitted to be executed and filed pursuant hereto) with respect to Equipment having an aggregate invoiced cost greater than $25,000 and (ii) mark its respective master data processing records and other documents with a legend describing the security interest granted to the Depositor in the Sold Assets. Without limiting the foregoing, the Originator may in its discretion execute and file such financing or continuation statements or amendments thereto or assignments thereof (as otherwise permitted to be executed and filed pursuant hereto) with respect to Equipment having an aggregate invoiced cost of $25,000 or less. To the fullest extent permitted by Applicable Law, the Depositor (or its assignee or the Indenture Trustee) shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Originator’s signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement;

(g) Taxes. The Originator will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing by it (other than any amount of tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person);

(h) Insurance. The Originator will, or will cause the Servicer to, cause the related Obligors to maintain the following types of insurance: with respect to a Pool Receivable that is a lease, liability and property damage and with respect to a Pool Receivable that is a loan, property damage on the Equipment in accordance commensurate with insurance maintained by companies engaged in similar lines of business;

(i) Collections Received. The Originator shall hold in trust and deposit immediately, but in any event not later than two (2) Business Days of its receipt thereof, all Collections from time to time received by it into the Lock-Box Account, or if so required by the Sale and Servicing Agreement or the Indenture, to the Collection Account;

(j) Custodian File. By the Closing Date or ten Business Days following any related Substitution Date, the Originator, or the Servicer on its behalf, shall cause to be delivered to the Custodian an accurate and complete Custodian File for each Receivable which was sold or substituted, as applicable, on the Closing Date or Substitution Date. Each Custodian File shall be clearly marked with a Contract number, which shall be used by the Issuer and the Indenture Trustee to identify such Contract.

(k) Deposits to Collection Account. The Originator shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Collections, Servicer Advances, Servicer Charges and Excluded Amounts (or misdirected funds, which shall be removed as soon as practicable) in respect of the Pool Receivables;

(l) Keeping of Records and Books of Account. The Originator shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, computer tapes, disks, records and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of substantially all new Receivables and all Collections of and adjustments to each existing Receivable);

(m) Performance and Compliance with Receivables and Contracts and Credit and Collection Policy. The Originator shall, at its own expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables; and shall timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract; and

(n) Instructions to the Obligors. The Originator shall instruct all Obligors to cause all Collections to be deposited directly to the Lock-Box Account or to post office boxes to which only the Lock-Box Bank has access and shall cause all items and amounts relating to such Collections received in such post office boxes to be removed by the Lock-Box Bank and deposited into the Lock-Box Account on a daily basis.

SECTION 6.3 Negative Covenants of the Originator

At all times from the Closing Date to and including the Final Payment Date:

(a) No Sales, Liens, Etc. Except as otherwise provided herein and in the other Transaction Documents, the Originator shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (other than Permitted Liens) (or the filing of any financing statement) upon or with respect to (i) any of the Sold Assets, or (ii) any inventory or goods (including the Equipment), the sale or lease of which gave rise to a Pool Receivable, or assign any right to receive income in respect thereof or (iii) any account which concentrates in a Lock-Box Account to which any Collections of any Pool Receivable are sent (except for any right of a Lock-Box Bank with respect to a Lock-Box Account as permitted under the Transaction Documents).

(b) No Subsidiaries, Mergers, Etc. If after giving effect thereto, there would exist an Event of Default, the Originator shall not consolidate or merge with or into, or sell, lease or transfer all or substantially all of its assets to, any other Person or dissolve or terminate.

(c) Change of Name, Etc. The Originator shall not change its name, identity, jurisdiction of formation or structure (including through a merger) or the location of its chief executive office or make any other change which, in the case of the foregoing, could cause any UCC financing statement filed in connection with this Agreement or any other Transaction Document to become “seriously misleading” under the UCC or change its jurisdiction of organization, unless at least thirty (30) days prior to the effective date of any such change the Originator delivers to the Depositor, the Issuer and the Indenture Trustee such documents, instruments or agreements, executed by the Originator as are necessary to reflect such change and to continue the perfection of the Depositor’s, the Issuer’s and the Indenture Trustee’s ownership interests or security interests in the Sold Assets. The Originator will not become or seek to become organized under the laws of more than one jurisdiction.

ARTICLE VII

INDEMNIFICATION

SECTION 7.1 Indemnification by the Originator. Without limiting any other rights which the Originator Indemnified Parties may have hereunder or under Applicable Law, the Originator hereby agrees to indemnify the Depositor and its successors, transferees and assigns (including the Noteholders and the Indenture Trustee) and all officers, directors, shareholders, controlling persons, employees, counsel and other agents of any of the foregoing (collectively, the “Originator Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys’ fees (which such attorneys may be employees of any Originator Indemnified Party) and disbursements (all of the foregoing being collectively referred to as “Originator Indemnities”) awarded against or incurred by any of the Originator Indemnified Parties in any action or proceeding between the Originator and any of the Originator Indemnified Parties or between any of the Originator Indemnified Parties and any third party relating to or resulting from the following:

(a) any representation or warranty made by the Originator or any officers of the Originator under or in connection with this Agreement, any of the other Transaction Documents, or any other information or report delivered by the Originator or any officers of the Originator pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

(b) the failure by the Originator to comply with any Applicable Law with respect to any Pool Receivable or the related Contract, or the nonconformity of any Sold Asset or the related Contract with any such Applicable Law;

(c) the failure to vest and maintain vested in the Depositor a valid perfected first priority ownership interest in favor of the Depositor in the Sold Assets free and clear of any Lien (other than Permitted Liens and Equipment with an aggregate invoiced cost of $25,000 or less); or in the event that the conveyance by the Originator to the Depositor of the Sold Assets hereunder was construed not to be a sale, the failure to Grant to the Depositor (and its assignee) a valid perfected first priority security interest in the Sold Assets, free and clear of all Liens (other than the Permitted Liens);

(d) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents required to be filed by the Originator under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Sold Assets (other than Equipment with an aggregate invoiced cost of $25,000 or less);

(e) any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Pool Receivable (including a defense based on such Pool Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) arising as a result of a breach by the Originator of its obligations under the Receivables;

(f) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services relating to or which are the subject of any Pool Receivable or related Contract;

(g) the transfer to the Depositor of an interest in any Pool Receivable other than an Eligible Receivable (as of the Closing Date) for which the Depositor has not received a Repurchase Amount from the Originator;

(h) the failure by the Originator to comply with any term, provision or covenant applicable to the Originator contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its duties or obligations under the Pool Receivables or related Contracts;

(i) the use of proceeds of purchases by the Originator, or the ownership of the Sold Assets;

(j) any commingling by the Originator of Collections of Pool Receivables at any time with other funds;

(k) failure of any Lock-Box Bank, the Intercreditor Master Agent, or the Originator to remit any Collections held in the Lock-Box Account or any related lock-boxes or to the Collection Account, whether by reason of the exercise of set-off rights or otherwise; or

(l) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Originator to qualify to do business or file any notice of business activity report or any similar report;

excluding, however, (i) Originator Indemnities to the extent resulting from gross negligence or willful misconduct on the part of such Originator Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement or the Sale and Servicing Agreement) for uncollectible Pool Receivables arising out of any credit default of an Obligor.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1 Waivers; Amendments.

(a) Any term or provision of this Agreement may be amended by the Depositor and the Originator without the consent of the Indenture Trustee, any Noteholder, the Issuer or any other Person but with written notice to each Rating Agency subject to the satisfaction of one of the following conditions:

(i) the Depositor delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Confirmation is received with respect to such amendment and the Depositor notifies the Indenture Trustee in writing that the Rating Agency Confirmation has been received with respect to such amendment.

(b) This Agreement may also be amended from time to time by the Depositor and the Originator, with the consent of the Majority Holders of Notes and written notice to each Rating Agency, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders.

(c) Any term or provision of this Agreement may also be amended from time to time by the Depositor and the Originator for the purpose of conforming the terms of this Agreement to the description thereof in the Offering Memorandum without the consent of the Indenture Trustee, any Noteholder, the Issuer or any other Person, provided, however, that the Depositor shall provide written notification of such amendment to the Indenture Trustee and each Rating Agency and promptly after execution of any such amendment, the Depositor shall furnish a copy of such amendment to the Indenture Trustee.

SECTION 8.2 Notices. All communications and notices provided for hereunder shall be provided in the manner described in Section 9.3 of the Sale and Servicing Agreement.

SECTION 8.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 8.4 Integration. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

SECTION 8.5 Severability of Provisions. If any one or more of the provisions of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of such other provisions.

SECTION 8.6 Counterparts; Facsimile Delivery. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile or other electronic transmission (i.e., “pdf” or “tif”) of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.

SECTION 8.7 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall also inure to the benefit of the parties to the Sale and Servicing Agreement and the Indenture and their respective successors and assigns. The Originator may not assign its rights or obligations hereunder. The Originator acknowledges that the Depositor’s rights under this Agreement may be assigned to the Issuer, pursuant to the Sale and Servicing Agreement, and by the Issuer to the Indenture Trustee pursuant to the Indenture, and consents to such assignment and to the exercise of those rights directly by the Issuer and the Indenture Trustee on behalf of the Noteholders, to the extent permitted by the Sale and Servicing Agreement and the Indenture.

SECTION 8.8 Costs, Expenses and Taxes. In addition to its obligations under Section 7.1, the Originator agrees to pay on demand (a) all reasonable costs and expenses incurred by the Depositor and its assigns in connection with the enforcement of, or any actual or claimed breach by the Originator of, this Agreement, including the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under this Agreement in connection with any of the foregoing, and (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement.

SECTION 8.9 No Proceedings; Limited Recourse. The Originator covenants and agrees, for the benefit of the parties to the Sale and Servicing Agreement and the Indenture, that it shall not institute against the Depositor or the Issuer, or join any other Person in instituting against the Depositor or the Issuer, any proceeding of a type referred to in the definition of “Event of Bankruptcy” (as defined in the Indenture) until two years and one day after the Final Payment Date. In addition, all amounts payable by the Depositor to the Originator pursuant to this Agreement shall be payable solely from funds available for that purpose pursuant to Sections 4.5(a) and (b) of the Indenture.

SECTION 8.10 Further Assurances. The Depositor and the Originator agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

COMMERCIAL CREDIT GROUP INC.
as Originator

By:	/s/ Roger Gebhart

	Name:	Roger Gebhart
	Title:	Senior Vice President and Chief Financial Officer

CCG RECEIVABLES IV, LLC as Depositor

By:	/s/ Roger Gebhart

	Name:	Roger Gebhart
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Purchase Agreement]

Schedule 1

Schedule of Contracts

Schedule 1

Schedule of Released Collateral

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
559	101051101	1560	108291201	1346	202281101
1247	101131101	1140	108301001	1350	202281105
1247	101261101	1307	108301203	76	202291203
1279	101271103	1186	108311002	1189	203111101
1316	101311101	1190	109021001	693	203181102
722	102011101	1886	109061201	1240	203221102
1339	102221101	1895	109131201	369	203231101
39	102251104	1202	109211001	986	203261001
1268	102281103	1512	109211201	1845	203291002
1349	102281105	1914	109261201	1376	203311100
1360	103171101	1868	109281203	415	203311103
1361	103211101	1869	109281204	1085	203311105
1180	103211102	470	109291001	1124	203311106
1365	103241101	1119	110071001	89	203311107
1370	103301102	1179	110141001	807	204011101
40	104181201	470	110191001	1080	204121001
1397	104281102	470	110251001	570	204171202
1761	105031201	1237	110291003	347	204191101
1710	105231201	282	110311102	1386	204271101
363	105241101	1241	111021001	445	204291102
14	105291201	1244	111041001	880	205031001
1549	105311201	103	111091101	1395	205241202
18	105311202	1479	111141102	1107	205281006
1790	105311203	1249	111151001	1533	205291201
1	105311205	1257	111181001	1303	205301201
2	105311206	142	111221001	646	205311202
1503	105311207	1263	111291001	1791	205311206
1798	106081202	930	112161001	1643	206071202
1257	106151201	1285	112171001	1784	206181201
1754	106211201	1288	112201001	967	206281203
470	106211202	589	112211001	1775	206281207
1817	106271201	1290	112311001	1126	207211001
1820	106281201	1044	201061001	986	207271002
1821	106291204	1317	201141101	1587	207301202
1475	107151102	986	201241101	1852	207311205
1481	107181201	896	201281101	521	208081205
1578	107271201	719	201311101	1849	208131202
1458	107271203	1333	202151101	1492	208131203
1826	107301202	1332	202151102	1376	208161203
722	108021001	1335	202161102	1525	208201201
1140	108151201	1337	202181101	1199	208231201
722	108181001	1340	202221101	1599	208241202
1397	108201201	1341	202241101	896	208241203
1738	108201202	1327	202241102	1682	208301201
699	108251002	1028	202251002	1930	209041202

Sch. 1-1

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
392	209101201	700	303081101	1570	306131205
1403	209141202	1145	303211101	827	306211201
1831	209141204	386	303211102	1009	306211202
1047	209181201	1364	303241101	1671	306211203
1299	209201202	1369	303281104	1813	306251202
1818	209201203	1071	303291103	1536	306251206
1346	209241203	960	303301101	1815	306251207
1721	209261201	1278	303301204	760	306281201
1923	209271201	1469	303301206	1819	306281202
1485	209281201	1278	303301207	355	306291102
392	209281203	473	303311101	1156	306291202
1931	209281204	1375	303311103	1822	306291203
1757	209281205	564	304051201	167	306291205
76	210031101	350	304071002	1746	307051202
1218	210081001	1383	304091201	700	307171201
1219	210121002	1278	304101204	379	307181102
1208	210121003	1278	304101205	736	307191201
1196	210131002	1009	304131101	995	307201001
807	210311104	1741	304161203	1638	307231201
1243	211081001	65	304201101	1838	307231202
845	211171001	1391	304211105	1581	307251201
1255	211181001	927	304211106	1582	307251202
667	211191001	1092	304231007	795	307291102
1031	211291001	1713	304241201	1847	307301203
860	211291104	1746	304241203	1848	307301207
1270	211301003	951	304281102	173	307311203
1269	211301004	899	304301001	1001	307311204
1281	212131002	723	305141002	1617	307311206
1038	212280901	1668	305161201	1162	308051002
13	212281001	1641	305171203	1856	308071201
807	212291001	700	305211202	1813	308141201
1301	212311002	717	305241001	1850	308201201
1300	212311003	717	305241002	1320	308271203
1303	212311007	1364	305241103	760	308301203
1302	212311008	700	305241201	993	308311203
1297	212311009	1781	305241202	1884	308311206
1322	301281101	1388	305261104	700	309121201
350	301281102	1265	305291201	907	309121202
1118	301281105	1713	305301201	935	309121203
1328	302071101	1786	305311204	1894	309131202
1278	302101101	1785	305311206	1904	309181207
1571	302141201	1796	306051201	1920	309261203
1571	302141202	1425	306071201	1928	309281206
1214	302181101	1543	306081201	1925	309281208
1145	302251102	1312	306111201	1162	309301103
1347	302281101	1570	306131201	1222	310131001
1348	302281102	1570	306131202	1228	310151002
717	302281203	1570	306131203	960	310181001
1082	302291204	1570	306131204	1229	310181002

Sch. 1-2

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
1148	310211102	1507	1C02141302	2001	1T12111201
260	310291001	2077	1C03011301	1974	1T12131202
1176	311021001	1110	1C10111201	1949	1T12141201
795	311081001	647	1C10241201	2023	1T12271201
1145	311081002	1959	1C10251201	2024	1T12281201
1251	311111002	1857	1C10291201	1623	1T12311201
637	311161005	18	1C10311201	2037	1T12311203
736	311181001	1964	1C10311202	1787	1T12311204
1256	311191005	1726	1C11261201	2040	2W01021301
744	311211102	1985	1C11271202	2047	2W01161301
684	311211103	1415	1C11301201	1682	2W01241301
260	311221002	1993	1C11301202	2066	2W01281303
1264	311291004	1994	1C11301204	2066	2W01281304
1125	311291005	1995	1C12041201	663	2W01311304
1570	311291106	259	1C12191201	267	2W02011301
1570	311291107	669	1C12201201	2076	2W02111301
1153	311301005	1307	1C12201203	1031	2W02251305
1273	312071001	1584	1C12211202	1533	2W02281301
260	312091001	1993	1C12261201	2112	2W02281304
1278	312101001	2028	1C12261202	860	2W03181301
962	312301001	1642	1C12271201	1199	2W10031201
1296	312301002	2022	1C12271202	1736	2W10041201
1197	401311101	1288	1C12281201	1367	2W10101203
1331	402111101	1767	1C12281202	1897	2W10121202
1353	403071101	1718	1C12311201	1367	2W10171201
1248	403071102	1246	1T01091301	896	2W10181201
1357	403091101	2044	1T01111301	1343	2W10191202
1727	404051201	1257	1T01151301	1955	2W10191204
1661	404271201	1861	1T01221302	1493	2W10241201
1661	404271202	2023	1T01221303	1448	2W10241202
1116	406171001	1246	1T01241301	915	2W11091201
1812	406211201	2056	1T01291301	1723	2W11151201
1816	407111202	2072	1T02041301	1189	2W11151203
1677	408271201	1988	1T02151301	1456	2W11211201
1835	409051201	1583	1T02191301	1063	2W11281201
1776	409191202	2010	1T03051301	1987	2W11291202
1917	409241201	2117	1T03061301	1992	2W11301202
1889	409271202	2010	1T03291302	1851	2W12031201
1545	409271203	1936	1T10041201	1395	2W12051201
1406	409281201	14	1T10091201	1799	2W12051203
1139	411121001	1869	1T10161201	1616	2W12071201
1266	411301001	1645	1T10291201	1984	2W12111201
1286	412171002	1974	1T11161203	349	2W12141203
1293	412291001	1978	1T11161204	883	2W12171201
669	1C01091301	1980	1T11191201	2009	2W12181201
2043	1C01141301	1826	1T11191202	1538	2W12181202
2049	1C01221301	1607	1T11211201	1940	2W12191201
2070	1C01311301	1986	1T11281201	2015	2W12211201
2071	1C01311303	1988	1T11301201	1955	2W12211202

Sch. 1-3

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
2017	2W12241201	1938	3T10091201	1972	4C11081201
2031	2W12271201	1543	3T10091202	1677	4C11091201
267	2W12281204	1832	3T10091203	1968	4C11121201
2032	2W12281206	1320	3T10111201	1976	4C11161201
158	2W12311201	1740	3T10181201	1982	4C11211201
2036	2W12311202	1953	3T10191203	1674	4C11291201
1735	2W12311203	1057	3T10231201	1674	4C11291202
51	2W12311204	1841	3T10231202	1795	4C11291204
2050	3C01241302	1807	3T10251201	1968	4C11301202
1667	3C01281301	1629	3T10291201	1997	4C12061201
2120	3C03081302	1967	3T11071201	2013	4C12191201
1934	3C10041202	1969	3T11131202	1669	4C12281201
1942	3C10101201	1970	3T11131203	1330	4C12281203
1945	3C10151201	1970	3T11191201	2030	4C12281204
1966	3C11071201	1875	3T11211201	2039	4C12311203
1973	3C11141201	1979	3T11261201	2038	4C12311205
882	3C11281202	2002	3T12111201	894	5C01311301
1991	3C11301201	2003	3T12121201	1943	5C11151201
1990	3C11301203	2005	3T12131201	1989	5T12041202
1999	3C12101201	2004	3T12131202	1307	102251101
2006	3C12171201	2008	3T12171201	1150	103301101
2007	3C12171202	2011	3T12191201	1025	104051001
626	3C12191201	958	3T12191202	1130	104261203
2020	3C12281201	2014	3T12201201	1401	104281105
886	3T01021301	1813	3T12201202	647	105211201
2042	3T01091301	742	3T12201203	1247	105241202
1839	3T01111301	2016	3T12211201	282	106091101
1939	3T01141301	1777	3T12241201	941	106111001
1008	3T01161301	1321	3T12241202	1458	106291101
2046	3T01181301	1320	3T12241203	1825	106291206
1216	3T01241301	2018	3T12261201	191	106301103
2052	3T01251302	1571	3T12261202	1475	107151101
2053	3T01281301	1866	3T12271201	1477	107181101
1617	3T01281302	2026	3T12281202	1479	107191101
2034	3T01301301	2027	3T12281203	1481	107191102
2068	3T01311302	2025	3T12281205	1419	107201101
182	3T02011303	2033	3T12311201	1483	107211101
2094	3T02251302	2034	3T12311203	1488	107271101
2092	3T02251303	2035	3T12311204	1840	107311203
1832	3T02271305	2054	4C01281302	1853	108011201
2108	3T02281301	2057	4C01291301	375	108161001
1866	3T02281306	1561	4C01311301	1869	108211202
1875	3T03131301	2048	4C01311302	101	108251101
1875	3T03131302	2054	4C02151301	1181	108261003
2156	3T03281301	2114	4C02281303	1179	108261005
2111	3T03281302	1889	4C10101201	1520	108261102
1866	3T10031201	1950	4C10101202	1140	108271201
1937	3T10051201	1834	4C10171201	1257	109181201
1672	3T10051204	1960	4C10301201	1318	109211101

Sch. 1-4

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
1546	109231102	698	206291202	1491	212201102
18	109271201	1386	207051101	1061	212221103
103	109281201	1031	207071102	1640	212231101
470	110191104	1829	207101201	1643	212281101
1230	110211001	1831	207101202	1648	212291101
792	110281101	1791	207101203	1650	212291103
14	110311103	1830	207111202	1655	212301102
1246	111101002	1474	207141101	1029	212310902
722	111231101	76	207191102	1299	212311005
1614	111231104	1837	207201201	888	301201001
1517	111291102	1784	207201202	1050	301251002
168	111301002	1189	207231101	888	302161002
1503	112051101	1491	207261102	1056	302161003
1621	112071101	896	207271102	684	303211203
1622	112131101	896	207271103	1071	303261003
1633	112161102	1844	207271202	907	303301106
422	112191101	1492	207281102	1278	303301201
1257	112201101	1471	207281104	736	304061002
669	112231101	1496	207291101	1765	304171201
1633	112291101	716	207311202	1741	304251202
994	202171001	1851	207311204	1752	304261201
1066	203221002	521	208081204	1753	304261202
1736	203301206	1723	208131201	1278	304271203
598	204271002	76	208161101	1278	304271204
1757	204271202	1873	208231202	1094	304301004
1035	204301202	97	208241101	980	305101101
967	205151202	1849	208241201	995	305101102
1028	205171001	87	208311001	1740	305111202
1101	205201003	369	209041203	1746	305111203
218	205211202	1195	209141001	1617	305171201
1108	205281008	1533	209141201	1779	305231201
1108	205281009	1206	209221001	1102	305241003
274	205311105	1346	209241204	1364	305241102
1379	206061201	1376	209271203	202	305261001
878	206101102	7	210291003	1388	305271104
1799	206111201	1591	210311101	1437	306131102
1442	206151102	807	210311103	1348	306151101
1805	206151201	1240	211011001	1440	306151103
499	206191201	1189	211021101	1388	306161101
1346	206201101	1340	211041101	1445	306171102
1811	206201201	1525	211091102	960	306211102
1350	206211201	13	211151101	795	306221101
1448	206221101	1261	211241002	1022	306231002
1124	206241102	445	211241004	1451	306231101
1682	206261201	1616	212011101	795	306251003
1587	206271202	1626	212141101	1298	306281101
1011	206281201	1630	212151101	355	306291101
1341	206291102	1631	212151102	1363	306291105
524	206291201	1635	212191101	1823	306291204

Sch. 1-5

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
564	306301004	1558	311041102	1371	1C12201202
1373	306301101	700	311101101	1869	1T01041301
1464	306301108	1597	311101102	2045	1T01111303
795	307011101	1536	311101104	1808	1T01221301
1162	307051101	744	311211101	2023	1T01221304
1746	307051201	1601	311211104	1458	1T01251301
736	307071101	1603	311221102	2062	1T01291302
1796	307111202	1543	311281107	2067	1T01311301
459	307121001	1264	311291003	1575	1T02011301
379	307181101	1265	311301004	1607	1T02061301
684	307181103	1554	311301104	1808	1T02071301
1437	307211101	1500	312011102	2023	1T02081301
1162	307211102	1229	312081101	1754	1T02251301
993	307221101	1312	312081102	2097	1T02261301
1132	307221102	1118	312101002	2107	1T02281302
1153	307261001	1627	312151101	1787	1T03141301
1382	307261101	1629	312151105	2140	1T03191301
1494	307281103	1601	312151106	142	1T03191302
795	307291101	1632	312161101	142	1T03191303
795	307301001	1634	312191101	1578	1T03211301
1041	307301008	760	312221104	282	1T10251201
459	308061003	1527	312281101	1754	1T10311202
736	308101201	1656	312281102	1826	1T11301203
1260	308161101	1647	312291103	103	1T12131201
1866	308201202	1654	312301107	2010	1T12181201
1813	308231201	1661	402281201	1424	2W01151301
899	308241003	1795	406041201	445	2W01291303
1571	308241201	1111	406071001	1533	2W01301301
700	308271201	1545	406131201	2069	2W01311303
350	308301101	1444	406161101	1341	2W02051301
760	308301202	1677	406281201	548	2W02081301
760	308301204	1472	407011101	2060	2W02131301
993	308311204	1141	407131001	2086	2W02191302
961	309011001	1478	407181101	7	2W02191303
167	309101201	1487	407281101	982	2W02191305
1009	309111202	1159	408041001	69	2W02251303
1796	309251201	1506	408111101	1897	2W02251304
1571	309271203	1889	409061201	1791	2W02251306
1781	309271204	1197	409151002	788	2W02271301
1221	309281201	1203	409211001	1189	2W03011301
1927	309281205	1929	409271201	2122	2W03111301
1926	309281209	1203	412081101	2130	2W03131301
167	309291002	2041	1C01071301	2133	2W03141302
1557	309291101	2064	1C01301301	2150	2W03271304
1558	309291104	2089	1C02221301	141	2W03281303
1213	309301003	1307	1C02251301	1897	2W10121201
1148	310211101	2128	1C03121301	1958	2W10241204
564	310261102	1995	1C03251301	693	2W10251201
1589	310311102	2000	1C12101201	1492	2W10261202

Sch. 1-6

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
1362	2W11011201	1460	3T03261301	1037	312230902
1965	2W11021201	182	3T03281303	1545	409271204
1587	2W11071201	2157	3T03281304	2082	1C02141303
1930	2W11121201	2157	3T03281306	1371	1C02201301
1975	2W11151202	1848	3T10251202	2103	1C02271301
1448	2W11291201	1071	3T11051201	2104	1C02271302
1849	2W11291203	1071	3T11091201	2124	1C03111301
1831	2W11301201	1969	3T11131201	18	1C03181301
1367	2W11301203	1057	3T11131204	2075	1C03201301
567	2W12031202	1320	3T11151201	1995	1C03281301
719	2W12051202	1977	3T11161201	1892	1T01151302
13	2W12071202	1983	3T11261202	1140	1T01281301
2029	2W12281201	1970	3T11271201	1693	1T02201301
51	2W12311205	1996	3T12061201	1879	1T02201302
1705	3C01151301	1214	3T12131203	282	1T02201303
1991	3C01161301	1214	3T12131204	2044	1T02221301
2050	3C01241301	1571	3T12261203	14	1T02221302
684	3C02211301	2025	3T12281204	840	1T03071301
1579	3C02281302	2033	3T12311202	1	1T03221301
1383	3C03181301	1669	4C01181301	191	1T10051201
1383	3C03181303	2054	4C01281301	1481	1T12181203
1934	3C10041201	1677	4C02081301	1882	2W01311302
2046	3T01141303	1776	4C02131301	2091	2W02221301
1866	3T01151301	2100	4C02261301	1723	2W02251301
1842	3T01231301	928	4C02271301	1984	2W02261301
1617	3T01281303	2106	4C02281301	2098	2W02261302
1937	3T01281304	2115	4C02281302	845	2W02271302
861	3T01311301	1889	4C03151301	2113	2W02281303
2065	3T01311303	2135	4C03151302	2116	2W03011302
1786	3T01311304	2144	4C03221302	1395	2W03081302
2052	3T02011302	1948	4C10151201	1799	2W03081303
2073	3T02061301	1889	4C10191201	2132	2W03141301
1953	3T02121301	1889	4C11211202	2137	2W03181302
2079	3T02131301	1776	4C11291203	89	2W03191301
2046	3T02251301	1889	4C12201201	2141	2W03211303
182	3T02271302	2039	4C12311202	2148	2W03261301
2102	3T02271303	2127	5C03121301	499	2W03261302
1675	3T02281303	2099	5T02261301	76	2W03291303
1278	3T02281304	2099	5T02261302	581	2W03291305
1866	3T02281307	2126	5T03121301	1930	2W11271201
1284	3T02281308	2155	5T03281301	1118	3C01251301
717	3T02281310	1989	5T12041201	999	3C02271301
1953	3T03011301	39	103231101	2105	3C02281301
2118	3T03071302	1808	109171201	2109	3C02281303
1842	3T03081301	967	204121002	1459	3C02281304
2125	3T03121302	76	207271001	2110	3C02281306
2131	3T03141301	1341	209101204	1383	3C03181302
2138	3T03181302	1103	305261002	2160	3C03291301
2026	3T03251303	1264	311291002	1668	3C11071202

Sch. 1-7

Customer #	Contract #
767	3C11281201
1617	3T02011301
2084	3T02191302
2095	3T02251304
1460	3T02261302
2111	3T02281305
1009	3T02281309
830	3T03061301
830	3T03061302
701	3T03071301
2042	3T03201301
2145	3T03251301
1777	3T03251302
2157	3T03281305
1460	3T03291301
2159	3T03291302
2157	3T03291303
689	3T10291202
689	3T10291203
689	3T10291205
2081	4C02081302
1639	4C02221301
2134	4C03131301
2143	4C03221301
2154	4C03281301
1197	4C10031201
1545	4C12181201
1878	4C12281202
2142	5C03221301
1943	5C11281201
2099	5T02261303
1989	5T12281201

Sch. 1-8

Schedule 2

Originator Information

1.	List of Name Change or Mergers:

None.

2.	Employer Identification Number:

CCG’s EIN #: 20-1409176

3.	List of Trade Names:

CCG of New Hampshire.

4.	List of CCG Subsidiaries:

CCG Receivables, LLC

CCG Receivables III, LLC

CCG Receivables IV, LLC

5.	Chief Executive Office:

COMMERCIAL CREDIT GROUP INC.

Suite 1450

227 West Trade Street,

Charlotte, NC 28202

Schedule 3

Notice Information

Commercial Credit Group Inc.,

227 West Trade Street, Suite 1450

Charlotte, NC 28202

CCG Receivables IV, LLC,

227 West Trade Street, Suite 1450A

Charlotte, NC 28202

Schedule 4

Lock-Box Bank and Lock-Box Account

Account number 2000026298881 of CCG maintained with Wells Fargo Bank, National Association, having offices located at 1 South Broad Street, Mail Code: PA1227, Philadelphia, Pennsylvania and 401 S. Tryon Street, 10th Floor, TS Legal Risk Mgmt., Mail Code NC0817, Charlotte, North Carolina 28288

Exhibit A

Form of Contract